                                                                    EXHIBIT 4(b)


                                 (Face of Note)

THE NOTES (HEREINAFTER REFERRED TO) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITORY INSTITUTION OR OTHER SUBSIDIARY OF THE ISSUER (HEREINAFTER REFERRED TO) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

This Note is a Security in global form within the meaning of the Indenture hereinafter referred to (and a Global Security within the meaning of the Prospectus dated October 30, 1995 relating to the Notes) and is registered in the name of The Depository Trust Company (the "Depository"), a New York corporation, or a nominee of the Depository. This Note is not exchangeable for securities registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture. Unless this certificate is presented by an authorized representative of the Depository to Union Planters Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered No. 1                                                   $100,000,000
CUSIP Number 908068 AF 6

                           UNION PLANTERS CORPORATION

                       6 3/4% SUBORDINATED NOTE DUE 2005

         UNION PLANTERS CORPORATION, a Tennessee corporation (the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on November 1, 2005, and to pay interest thereon from November 7, 1995, or from the most recent date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 (each, an "Interest Payment Date") in each year, commencing on May 1 1996, at the rate of 6 3/4% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be 15 calendar days prior to the applicable Interest Payment Date (whether or not a Business Day), next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days nor more than 30 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note will be made at the principal corporate trust office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 This Note is one of the series of 6 3/4% Subordinated Notes due November 1, 2005 (the "Notes"). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.



                                    UNION PLANTERS CORPORATION

                                    By:
                                        ----------------------------------------
                                            Benjamin W. Rawlins, Jr.
                                    Title:  Chairman and Chief Executive Officer
Attest:


By:
    --------------------------------------
                  Secretary

Dated: November 7, 1995






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TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is the 6 3/4% Subordinated Note
Due 2005, referred to in the
within-mentioned Indenture.


THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

By:
    --------------------------------------
         Authorized Signatory

                               (Reverse of Note)


                           UNION PLANTERS CORPORATION

                       6 3/4% SUBORDINATED NOTE DUE 2005


                 This Note is one of a duly authorized issue of Securities of the Issuer, issued under a Subordinated Indenture, dated as of October 15, 1993 (herein called the "Indenture"), between the Issuer and The First National Bank of Chicago, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Each capitalized term used in this Note and not defined in this Note shall have the meaning set forth in the Indenture. Every reference herein to the Notes also shall apply to this Note. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, all indentures supplemental thereto and said Act for a statement of such terms.

                 The payment of principal of and interest on this Note is expressly subordinated (as provided in the Indenture) in right of payment to the prior payment in full of Senior Indebtedness, and this Note is issued subject to such provisions, and each Holder of this Note, by accepting the same, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

                 The Notes have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of the Notes to be due and payable immediately by a written notice to the Issuer (and to the Trustee if given by such Holders). Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuer must furnish annual compliance certificates to the Trustee.

                 Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Issuer with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for assumption of the Issuer's obligations to Holders by another Person or make any change that does not adversely affect the rights of any Holder.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at any office or agency of the Issuer maintained pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Notes are initially issued only in the form of a Global Security, and will not be exchanged for Notes in definitive registered form except under the circumstances and in the manner set forth in the Indenture. The Notes are issuable in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of the Notes as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or other governmental charges required by law or permitted by the Indenture.

                 The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered with the Security Registrar as the owner hereof for all purposes.

                 Initially, The First National Bank of Chicago will act as Paying Agent and Security Registrar. The Issuer may change any Security Registrar or co-Security Registrar with notice to the Trustee and to the Holders.

                 If money for the payment of the principal of or interest on the Notes remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its request. After such time, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -     as tenants in common
TEN ENT  -     as tenants by the entireties
JT TEN   -     as joint tenants with right of survivorship
               and not as tenants in common

UNIF GIFT MIN ACT   -                Custodian
                       -------------           ------------------
     (Cust)               (Minor)
                           under the Uniform Gifts to Minors Act

                           -----------------------------------------------
                                    (State)

                 Additional abbreviations may also be used though not in the above list.

                 The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                  Union Planters Corporation
                                  7130 Goodlett Farms Parkway
                                  Memphis, TN 38018
                                  Attention:  Corporate Secretary

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

----------------------------------------------------------------
        (insert assignee's social security or tax I.D. no.)


----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
 (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ----------------------------------------
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Date:
     -------------------

Your Signature:
               -------------------------------------------------


               ------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     ------------------------